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                                                                   EXHIBIT 10.19

           FIRST AMENDMENT TO INTELLECTUAL PROPERTY OPTION AGREEMENT

      This First Amendment to Intellectual Property Option Agreement (the "First Amendment") is made this 22nd of January, 2001, by and between Mark Thatcher, an individual, residing at 1245 Cochran Avenue, Flagstaff, Arizona 86001 ("Licensor") and Decker Outdoor Corporation, a Delaware corporation with its principal place of business located at 495-A South Fairview Ave., Goleta, California 93717 ("Licensee") with reference to the following facts:

                                    RECITALS

      A. Licensor and Licensee have entered into that certain Teva License Agreement dated June 7, 1999 (the "License Agreement"), which provides Licensee with a license to use certain Licensed Intellectual Property (as that term is defined in the License Agreement) owned by Licensor in connection with the manufacture and sale of footwear under the Teva(R) brand name.

      B. Licensor and Licensee have entered into that certain Intellectual Property Option Agreement, dated June 7, 1999 (the "Option Agreement"), which grants Licensee an option to purchase the Licensed Intellectual Property.

      C. In connection with the Option Agreement, Licensee desires to extend, and Licensor is willing to extend, the term of the Licensee's First Exclusive Option Period (as that term is defined in the Option Agreement).

      NOW, THEREFORE, for good and valuable consideration as set forth in this First Amendment, and the mutual covenants hereinafter provided and other good and valuable consideration, Licensor and Licensee agree as follows:

                                   AGREEMENT

      1.    Section 1.2 of the Option Agreement is amended as follows:

            1.2 "Licensee's First Exclusive Option Period" shall mean the period beginning on January 1, 2000 through and including December 31, 2003.

      2.    Section 2.6(a) of the Option Agreement is amended as follows:

            2.6   Purchase Price and Terms.

            (a) Purchase Price of Licensed Intellectual Property During First Exclusive Option Period. If Licensee is to purchase the Licensed Intellectual Property during the Licensee's First Exclusive Option Period pursuant to Section 2.1, the purchase price paid for the license on the Intellectual Property shall be (i) a cash payment in an amount which is the greater of (x) the sum that results from adding (I) $1,565,996 plus (II) 75% of Net Sales for all Licensed Products and other Teva products made by Licensee, Licensor, and any third party (excluding any such sales by Licensee to Licensor to avoid "double counting") ("Aggregated Net Sales") of
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the calendar year since January 1, 2000 with the highest Aggregated Net Sales or (y) $61,565,996; (ii) 100,000 shares of the Licensee's common stock (the "Option Execution Shares"); and (iii) options to purchase 100,000 shares of the Licensee's common stock (the "Options") at an exercise price equal to the average closing price of Licensee's common stock over the 30-day period prior to Licensee's exercise of its option to purchase the Licensed Intellectual Property. The Options shall expire on the tenth anniversary of the purchase of the Licensed Intellectual Property.

      3. In consideration of Licensor agreeing to extend the term of the Licensee's First Exclusive Option Period, Licensee will pay the sum of $1,565,996, in cash, to Mark Thatcher on or before March 31, 2001.

      4. All capitalized terms used in this First Amendment, but not otherwise defined herein, shall have the same meanings as set forth in the Option Agreement.

      5. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this First Amendment to Intellectual Property Option Agreement to be executed on the date first written above.



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                         LICENSOR


                         /s/ MARK THATCHER
                         -------------------------
                         Mark Thatcher



                         LICENSEE:


                         DECKER OUTDOOR CORPORATION,
                         a Delaware corporation


                         /s/ DOUGLAS B. OTTO
                         -------------------------
                         By: Douglas B. Otto
                         -------------------------
                         Its: CEO
                         -------------------------